UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 12, 2023
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

DE	001-36505	46-5001985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland, TX		79701
(Address of principal executive offices)		(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2023, Viper Energy Partners LP (the “Partnership”), a subsidiary of Diamondback Energy, Inc. (“Diamondback”), entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Partnership, Viper Energy Partners GP LLC (the “General Partner”), Viper Energy Partners LLC (the “Operating Company” and, together with the Partnership and the General Partner, the “Partnership Entities”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”), as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the Partnership’s private placement of senior notes. The Purchase Agreement provides for, among other things, the issuance and sale by the Partnership of $400 million in aggregate principal amount of 7.375% Senior Notes due 2031 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). The Partnership Entities have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any such liabilities. Under the Purchase Agreement, the Partnership also agreed to a 90-day lock-up with respect to, among other things, an offer, sale or other disposition of its debt securities, subject to certain exceptions. The Notes Offering is expected to close on October 19, 2023.

The Partnership intends to loan the proceeds from the Notes Offering to the Operating Company pursuant to an intercompany promissory note to pay a portion of the cash consideration for the previously reported pending acquisition of the right, title and interest in, and to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas, and other hydrocarbons of Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP, and Saxum Asset Holdings, LP in the Permian Basin, primarily in the Midland and Delaware basins, and other major basins (the “Pending Acquisition”) (assuming closing occurs). Pending closing of the Pending Acquisition, proceeds from the Notes Offering may be used to repay amounts outstanding under the Operating Company’s revolving credit facility. We expect to fund the remaining portion of the cash consideration for the Pending Acquisition with cash on hand, proceeds from the issuance of the Partnership’s common units to Diamondback upon exercise of the Partnership’s rights under the previously reported common unit purchase agreement (which we currently intend to exercise in full at or prior to the closing of the Pending Acquisition) and borrowings under the Operating Company’s revolving credit facility.

The Initial Purchasers have informed us that they and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Initial Purchasers and their respective affiliates have provided, and may in the future provide, a variety of these services to the Partnership and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In addition, certain of the initial purchasers or their affiliates may be agents and lenders under the Operating Company’s revolving credit facility and may accordingly receive a portion of the net proceeds from the Notes Offering through any temporary repayment of borrowings outstanding under the Operating Company’s revolving credit facility with such proceeds.

The preceding summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1*
Purchase Agreement, dated October 12, 2023, by and among Viper Energy Partners LP, Viper Energy Partners GP LLC, Viper Energy Partners LLC and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS

		By:	Viper Energy Partners GP LLC, its general partner
Date:	October 17, 2023

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary